SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 2, 2003

Education Management Corporation

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	000-21363	25-1119571
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Sixth Avenue, Pittsburgh, Pennsylvania	15222
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (412) 562-0900

Item 2.	Acquisition or Disposition of Assets.

On September 2, 2003, Education Management Corporation (“EDMC”) announced that it had closed its purchase of all of the outstanding shares (the “Shares”) of American Education Centers, Inc. and its related companies (“AEC”), pursuant to the terms and conditions of a Stock Purchase Agreement dated as of June 24, 2003. The Shares were beneficially owned by certain individuals and trusts. The aggregate cash purchase price for the Shares was $112.5 million (which amount included approximately $70 million paid by EDMC two business days after the closing date); EDMC also assumed $3.5 million of debt. The purchase price for the Shares was determined in arms’ length negotiations.

EDMC funded the stock purchase by borrowings under its credit facility with National City Bank as agent for a syndicate of lenders.

AEC, with approximately 5,800 students currently, offers diploma and associate’s degree programs. AEC is headquartered in a suburb of Cincinnati, Ohio and operates 18 education institutions in eight states. Its academic programs include medical assisting, licensed practical nursing, occupational therapy assisting, physical therapy assisting, business management, accounting, network engineering, computer applications, computer programming, electronics engineering, paralegal studies, criminal justice, audio-video production and computer-aided design. EDMC intends to continue AEC’s programs.

Item 7.	Financial Statements and Exhibits

(a)—(b). Financial Statements and Pro Forma Financial Information.

In accordance with the instructions in Item 7(a)(4) and (b)(2), the historical financial statements of AEC and the pro forma financial information required by Item 7 have not been filed herewith, but will be filed not later than 60 days after the initial due date of this report.

(c). Exhibits

Exhibit No.	Description

2.1	Stock Purchase Agreement dated as of June 24, 2003 by and among Education Management Corporation and Russell E. Palmer, Bradley C. Palmer, The Stephen R. Palmer Living Trust, The Russell E. Palmer III Living Trust, The Karen J. Korfmann Living Trust, Michael Masin, Connie Walter, Technology Leaders L.P., Technology Leaders First Corp., J. William Brooks, Gerard Francois, Danny Finuf, The Companies Signatory Thereto and Sellers’ Representative.

4.1	Second Amended and Restated Credit Agreement dated as of August 18, 2003 by and among Education Management Corporation as the Borrower, The Banks Party Thereto as the Banks and National City Bank of Pennsylvania as the Agent and Wachovia Bank,

National Association, as Syndication Agent, Suntrust Bank, as Syndication Agent, Fleet National Bank, as Documentation Agent, and JPMorgan Chase Bank, as Documentation Agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDUCATION MANAGEMENT CORPORATION

By:	/s/ ROBERT T. MCDOWELL
Robert T. McDowell Executive Vice President and Chief Financial Officer

Dated: September 17, 2003

EXHIBIT INDEX

Exhibit No.	Description

2.1	Stock Purchase Agreement dated as of June 24, 2003 by and among Education Management Corporation and Russell E. Palmer, Bradley C. Palmer, The Stephen R. Palmer Living Trust, The Russell E. Palmer III Living Trust, The Karen J. Korfmann Living Trust, Michael Masin, Connie Walter, Technology Leaders L.P., Technology Leaders First Corp., J. William Brooks, Gerard Francois, Danny Finuf, The Companies Signatory Thereto and Sellers’ Representative.

4.1	Second Amended and Restated Credit Agreement dated as of August 18, 2003 by and among Education Management Corporation as the Borrower, The Banks Party Thereto as the Banks and National City Bank of Pennsylvania as the Agent and Wachovia Bank, National Association, as Syndication Agent, Suntrust Bank, as Syndication Agent, Fleet National Bank, as Documentation Agent, and JPMorgan Chase Bank, as Documentation Agent